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                                                                    Exhibit 5.1

                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]


                                  June 14, 1996

Greenberg, Traurig, Hoffman,
  Lipoff, Rosen & Quentel
Attn: Judith D. Fryer, Esq.
153 East 53rd Street
New York, New York 10022

                  Re:      Registration Statement on Form S-11
                           (Registration No. 0-28378):
                           2,853,658.5365 Shares of Common
                           Stock, $.01 Par Value Per Share

Ladies and Gentlemen:

                  We have served as Maryland counsel to American Asset Advisors Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 2,853,658.5365 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), by the Company, pursuant to the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  2. The Amended and Restated Bylaws of the Company, certified as of a recent date by its Executive Vice President;

                  3. Resolutions adopted by the Board of Directors of the Company relating to the sale and issuance of the Shares, certified as of a recent date by the Executve Vice President of the Company;
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                  4.       A certificate as of a recent date of the SDAT as to
the good standing of the Company;

                  5. The form of certificate representing a share of the Common Stock;


                  6. A certificate executed by Phil P. Moss, Executive Vice President of the Company, dated June 14, 1996; and


                  7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth herein, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

                  1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) by general equitable principles;

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

                  3. Each individual executing any of the Documents is legally competent to do so; and

                  4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of no waiver of any of the provisions of the Documents, by action or conduct of the parties.

                  The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                  Based upon the foregoing, and subject to the assumptions,
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limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The Shares have been duly authorized and, when sold and delivered against payment therefor in the manner described in such authorization, will be validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.

                  This opinion is being furnished to you solely for your benefit. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                          Very truly yours,


                                          /s/ Ballard Spahr Andrews & Ingersoll
                                          -------------------------------------
                                              Ballard Spahr Andrews & Ingersoll